UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

JUNIATA VALLEY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

-
Pennsylvania	0-13232	23-2235254
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania	17059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 582-5101

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Juniata Valley Financial Corp.

Current Report on Form 8-K

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As reported in a Current Report on Form 8-K filed on May 19, 2026, the shareholders of Juniata Valley Financial Corp. (the “Company”) approved the 2026 Long-Term Incentive Plan of Juniata Valley Financial Corp. (the “Plan”), which provides that awards may be granted in the form of incentive stock options, nonqualified stock options, stock appreciation rights, performance restricted shares, restricted stock awards and stock awards to officers, directors and key employees of the Company. A description of the material terms of the Plan is contained in the Company’s definitive proxy statement for the Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on March 26, 2026, and such description is incorporated by reference into this Current Report.

Item 9.01 Financial Statements and Exhibits.

Exhibits. The exhibits listed in the Exhibit Index accompanying this Form 8-K are furnished herewith.

Exhibit Index

Exhibit No.	Description
10.8

2026 Long-Term Incentive Plan of Juniata Valley Financial Corp., incorporated by reference to Juniata’s Definitive Proxy Statement for its 2026 Annual Meeting of Shareholders, as filed with the SEC on March 26, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Juniata Valley Financial Corp.

Date: May 20, 2026	By:	/s/ Michael W. Wolf

	Name:	Michael W. Wolf
	Title:	EVP, Chief Financial Officer